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                                  EXHIBIT 23-1

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------

The Board of Directors and Stockholders
Mercantile Bancorporation Inc.


Plan Administrator
Mercantile Bancorporation Inc.
  Savings and Incentive Plan:



We consent to incorporation by reference in the Registration Statement (No. 33-35139) on Form S-8 of Mercantile Bancorporation Inc. and the Mercantile Bancorporation Inc. Savings and Incentive Plan of our report dated June 24, 1994, relating to the Statements of Assets Available for Plan Benefits of the Mercantile Bancorporation Inc. Savings and Incentive Plan as of December 31, 1993 and 1992, and the related Statements of Changes in Assets Available for Plan Benefits for the years then ended, which report appears in the 1993 Annual Report on Form 10-K, as amended, of Mercantile Bancorporation Inc.




                                          s/KPMG PEAT MARWICK

St. Louis, Missouri
June 27, 1994







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